UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 13, 2005

           AUSTRALIAN AGRICULTURE AND PROPERTY DEVELOPMENT CORPORATION
           -----------------------------------------------------------
               (Exact name of registrant as specified in charter)

         Delaware                 000-32467                 13-4105842
         --------                 ---------                 ----------
(State or other jurisdiction     (Commission               (IRS Employer
     of incorporation)           File Number)             Identification No.)

 11555 Heron Bay Boulevard, Suite 200 Coral Springs Florida         33076
 ----------------------------------------------------------         -----
         (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (954) 603-0523

                                   Copies to:
                             Richard Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

     On June 13, 2005, Australian Agriculture and Property Development Corporation (the "Company") entered into an Operating Agreement with Circle G Resort, LLC in connection with the formation, and its acquisition of 51% of the membership interests, of CGR International, LLC a Delaware limited liability company doing business under the name "Circle G Resort, Home of the Elvis
Presley Ranch" (the "LLC"). The LLC entity was formed and the Operating Agreement was entered into for the purpose of acquiring and developing certain real estate that had been owned by Elvis Presley.

     It is expected that the Company will assist in the development of any acquired property and in accordance with the operating agreement has committed itself to be responsible for funding all the capital needs of the LLC that are not supplied by third party lenders.

Item 9.01  Financial Statements and Exhibits.

(a) Financial statements of business acquired.

     Not Applicable

(b) Pro forma financial information.

     Not Applicable

(c) Exhibits:

     10.1 Operating Agreement of CGR International, LLC, entered into as of June 13, 2005, by and between Circle G Resort, LLC and Australian Agriculture and Property Development Corporation.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AUSTRALIAN AGRICULTER AND PROPERTY
                                DEVELOPMENT CORPORATION


Dated: June 17, 2005            By:  /s/ Robert Kohn
                                         -----------
                                Name:    Robert Kohn
                                Title:   Chief Financial Officer